Exhibit 99.1

DURECT Announces $15 Million Registered Direct Offering

CUPERTINO, Calif., June 20, 2019 /PRNewswire/ -- DURECT Corporation (“DURECT” or the “Company”) (Nasdaq: DRRX) today announced that it has entered into a securities purchase agreement with certain investors pursuant to which, subject to the terms and conditions expressed therein, the Company agreed to sell and the investors agreed to purchase 29,000,000 shares of common stock of the Company at a price per share of $0.52. The net proceeds, after estimated expenses of the offering payable by the Company, will be approximately $15.0 million. No placement agent or broker dealer was used or participated in the offering. The offering is expected to close on or about June 24, 2019, subject to customary closing conditions.

A registration statement on Form S-3 (File No. 333-226518) relating to the shares of common stock to be issued in this offering was declared effective by the Securities and Exchange Commission on October 9, 2018. The offering of these securities is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, copies of which can be obtained on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DURECT Corporation

DURECT is a biopharmaceutical company actively developing therapeutics based on its Epigenetic Regulator Program and proprietary drug delivery platforms. DUR-928, a new chemical entity in Phase 2 development, is the lead candidate in DURECT’s Epigenetic Regulator Program. An endogenous, orally bioavailable small molecule, DUR-928 has been shown in preclinical studies to play an important regulatory role in lipid homeostasis, inflammation, and cell survival. Human applications may include acute organ injury such as Alcoholic Hepatitis (AH) and acute kidney injury (AKI), chronic hepatic diseases such as nonalcoholic steatohepatitis (NASH), and inflammatory skin conditions such as psoriasis and atopic dermatitis. DURECT’s advanced oral and injectable delivery technologies are designed to enable new indications and enhanced attributes for small-molecule and biologic drugs. Late stage product candidates in this category include POSIMIR® (bupivacaine extended-release solution), an investigational locally-acting, non-opioid analgesic intended to provide up to 3 days of continuous pain relief after surgery, and ORADUR® -Methylphenidate ER Capsules, approved in Taiwan as Methydur Sustained Release Capsules, where it is indicated for the treatment of attention deficit hyperactivity disorder (ADHD). In addition, for the assignment of certain patent rights, DURECT receives single digit sales-based earn-out payments from U.S. net sales of Indivior’s PERSERIS™ (risperidone) drug for schizophrenia, which was commercially launched in February 2019. For more information about DURECT, please visit www.durect.com.

DURECT Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements related to the Company's registered direct offering of common stock, the closing of the offering, the clinical trials of DUR-928 in AH patients and the potential use of DUR-928 to treat AH, AKI, chronic hepatic diseases such as NASH, and inflammatory skin disorders such as psoriasis and atopic dermatitis. These forward-looking statements are based upon the Company's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks such as the risk of delays in the enrollment of the ongoing clinical trials of DUR-928 in AH, NASH and psoriasis, potential adverse effects arising from the testing or use of DUR-928, the risk that the FDA may not approve the POSIMIR NDA detailed in DURECT's filings with the Securities and Exchange Commission including DURECT's Form 10-Q for the quarter ended March 31, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. There can be no assurance that DURECT will close the offering of shares of common stock. Forward-looking statements contained in this press release are made as of this date, and DURECT undertakes no duty to update such information except as required under applicable law.

NOTE: ORADUR™, POSIMIR® and SABER® are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners. DUR-928, ORADUR-Methylphenidate ER Capsules and POSIMIR are drug candidates under development and have not been approved for commercialization by the U.S. Food and Drug Administration or other health authorities. Full prescribing information for PERSERIS, including BOXED WARNING, and Medication Guide can be found at www.perseris.com.

CONTACT:Mike Arenberg, Chief Financial Officer, DURECT, 408-346-1052